EXHIBIT 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER and INTERIM CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gottaplay Interactive, Inc. and Its Wholly Owned Subsidiary (the “Company”) on Form10-Q for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew Skidell, Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1) The Report fully complies with the requirements of Section13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2008 and for the periods then ended.

Date: February 17, 2009

/s/ Matthew Skidell

Name: Matthew Skidell
Titles: Interim Chief Executive Officer and Interim Chief Financial Officer